Exhibit 99.1

LuxUrban Hotels Inc. Announces Record 2023 Third Quarter Financial Results

Net Rental Revenue Increased to $31.2 Million from $11.6 Million

Net Income Improved to a Quarterly Record $4.9 Million, or $0.11 Per Share, from a

Net Loss of $(3.2) Million, or $(0.13) Per Share

EBITDA Rose to $8.4 Million from $2.4 Million

Increases Net Rental Revenue and EBITDA Guidance for 2023 and 2024

MIAMI, FL, November 8, 2023 — LuxUrban Hotels Inc. (or the “Company”) (Nasdaq: LUXH, LUXHP), which utilizes an asset-light business model to lease entire hotels on a long-term basis and rent out hotel rooms in these properties in key major metropolitan cities, today announced financial results for the third quarter (“Q3 2023”) and nine months ended September 30, 2023. Reported results include cash net income and EBITDA, which are non-GAAP measures and are accompanied by reconciliation tables in this release.

“We delivered a very strong third quarter, highlighted by significant increases in net rental revenue and EBITDA, our first-ever quarter of GAAP net income, and an expanded hotel property portfolio,” said Brian Ferdinand, Chairman and Co-Chief Executive Officer of LuxUrban Hotels. “Our collaboration with Wyndham Hotels & Resorts (“Wyndham”) has placed us on an accelerated glidepath for growth by allowing us to target and acquire the operating rights to a wider variety of hotels, including larger properties, and generating efficiencies that enhance profitability. We have successfully onboarded the 17 initial properties under the Wyndham agreement and are in the process of integrating additional hotels to the Wyndham brand family and operating platform. We ended the quarter with 1,466 units available for rent. As of November 8, 2023, we had 1,599 units available for rent and 2,032 units under long-term Master Lease Agreements but not yet available for rent. Many of the new rooms being added to our portfolio are part of the 1,600 units associated with the previously announced addition of seven new 3-star and 4-star properties. Most of these new rooms are expected to begin welcoming guests by the end of the year with the balance expected to come online by early 2024. We expect further significant increases in our room portfolio to occur throughout 2024.”

Q3 2023 Financial Results Overview

All comparisons are to the third quarter ended September 30, 2022 (“Q3 2022”) unless otherwise stated.

●	Net rental revenue rose 170% to $31.2 million from $11.6 million, driven by an increase in average units available to rent to 1,423 from 571, as well as improved revenue per available room, or RevPAR, during this period.

●	Total cost of revenue rose to $23.4 million from $6.7 million, due to an increased number of units, higher property related costs (utilities, labor, cable/WiFi), and costs related to the increase in revenue including credit card processing fees and commissions.

●	Gross profit rose to $7.8 million, or 25% of net rental revenue, from $4.9 million, or 42.2% of net rental revenue. The decline in gross profit as a percentage of revenue was due primarily to the shift in certain expenses to cost of revenue from general & administrative associated with the Company’s late 2022 exit from the apartment rental business.

●	General & administrative expenses declined to $2.0 million, or 6.4% of net rental revenue, from $5.0 million, or 42.8% of net rental revenue, reflecting one-time charges incurred in Q3 2022 primarily related to the Company’s exit from the apartment rental business.

●	Income from operations improved to $5.1 million from an operating loss of $(0.4) million.

●	Income before provision for income taxes improved to $2.9 million from a loss of $(4.0) million.

●	Net income improved to $4.9 million, or $0.11 per share, from a net loss of $(3.2) million, or $(0.13) per share.

●	Cash net income rose to $5.7 million compared to $0.9 million.

●	EBITDA increased to $8.4 million from $2.4 million.

Operational Highlights

●	RevPAR for the 2023 nine-month period rose to $274 from $149 in the same period in 2022, and from $247 as of the year ended December 31, 2022.

●	As of September 30, 2023, the Company:

○	leased 16 properties with 1,466 units available for rent

●	As of November 8, 2023, the Company:

○	leased 18 properties with 1,599 units available for rent

○	leased 21 properties with 2,032 units, including properties under lease but not yet available for rent

Financial Condition at September 30, 2023 Compared to December 31, 2022

●	Cash and cash equivalents were $4.8 million compared to $1.1 million.

●	Restricted cash was unchanged at $1.1 million.

●	Total debt declined to $5.2 million from total debt of $14.0 million.

●	Net debt declined to $0.4 million from net debt of $12.9 million.

●	Working capital increased to $6.6 million from a working capital deficit of $(13.9) million.

●	Shareholders’ Equity improved to $21.5 million from a deficit of $(3.3) million.

Financial condition at September 30, 2023 did not include net proceeds from the October 26, 2023 closing of an underwritten public offering of the Company’s 13.00% Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”) that generated gross proceeds of $7.0 million.

“Our balance sheet is the strongest in our history, reflecting the steps we have taken over the course of the year to optimize our business, reduce debt, and build cash,” said Shanoop Kothari, Co-Chief Executive Officer and Chief Financial Officer. “We are very pleased to have consummated the non-dilutive offering of our Series A Preferred Stock, which we believe reflects the strength of our financial position, our profitable operations, and promising outlook. Together with Wyndham’s financial and operating support, we believe that we are well-positioned to scale into our growth opportunity in a sustainable and thoughtful manner.”

2023 and 2024 Guidance

For the year ending December 31, 2023, the Company’s guidance is as follows:

●	Net rental revenue of $120 million to $125 million, up from previous guidance of $115 million to $120 million

●	EBITDA is expected to be in the range of $27 million to $32 million, up from previous guidance of $25 million to $30 million

●	Total hotel rooms under long-term Master Lease Agreements (“MLA”) are expected to approximate 2,500-3,000 units

For the year ending December 31, 2024, the Company’s guidance is as follows:

●	Net rental revenue of $265 million to $270 million, up from previous guidance of $220 million to $240 million

●	EBITDA is expected to be in the range of $60 million to $70 million, up from previous guidance of $48 million to $60 million

●	Total hotel rooms under long-term MLA are expected to range between 9,000 and 12,000, with approximately 6,000 under MLA by June 30, 2024.

This financial and operations guidance is based on, among other factors, the Company’s beliefs and expectations regarding current business, economic, and public health conditions; the status of the Company’s acquisition pipeline and its ability to enter into these potential leases; and its current view of forward-looking unit operating metrics.

Shanoop Kothari Named Co-Chief Executive Officer

On November 8, 2023, the Board of Directors of the Company (the “Board”) appointed Shanoop Kothari as Co-Chief Executive Officer of the Company. Mr. Kothari will continue as the Company’s Chief Financial Officer and share Co-Chief Executive Officer responsibilities with Brian Ferdinand, who remains Chairman of the Board.

“We have grown significantly over the last year and are optimistic about our prospects for continuing growth in 2024 and beyond,” said Mr. Ferdinand. “We believe that these shared responsibilities will allow us to continue to build and scale the business in a responsible and structured manner. With Shanoop and his team focusing on finance and operations, I will be able to devote more time to M&A and associated growth initiatives. We view this as a natural next step in our evolution as a company, and one that will support our focus on delivering long-term shareholder value.”

Conference Call

The Company will host a conference call on Thursday, November 9, 2023 at 10:00 am Eastern Time to discuss the results. Investors interested in participating in the live call can dial:

●	(877) 407-9753 - U.S.

●	(201) 493-6739 - International

A simultaneous webcast of the call may be accessed online from the Events & Presentations section of the Investor Relations page of the Company’s website at www.luxurbanhotels.com.

LuxUrban Hotels Inc.

LuxUrban Hotels Inc. utilizes an asset light business model to lease entire hotels on a long-term basis and rent out hotel rooms in the properties it leases to business and vacation travelers through the Company’s online portal and third-party sales and distribution channels. The Company currently manages a portfolio of hotel rooms in New York, Washington D.C., Miami Beach, New Orleans and Los Angeles. As of November 8, 2023 the Company had 2,032 hotel rooms under lease, including properties not yet available for rent, and seeks to rapidly build its portfolio on favorable economics through the acquisition of additional accommodations that were dislocated or are underutilized as a result of the pandemic and current economic conditions. In late 2021, the Company commenced the process of winding down its legacy business of leasing and re-leasing multifamily residential units, as it pivoted toward its new strategy of leasing hotels. This transition has been substantially completed.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). The statements contained in this release that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Generally, the words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this release may include, for example, statements with respect to financial and operational guidance, the success of the Company’s collaboration with Wyndham Hotels & Resorts, scheduled property openings, expected closing of noted lease transactions, the Company’s ability to continue closing on additional leases for properties in the Company’s pipeline, as well the Company’s anticipated ability to commercialize efficiently and profitably the properties it leases and will lease in the future. The forward-looking statements contained in this release are based on current expectations and belief concerning future developments and their potential effect on the Company. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements are subject to a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results of performance to be materially different from those expressed or implied by these forward-looking statements, including those set forth under the caption “Risk Factors” in our public filings with the SEC, including in Item 1A of our 10-K for the year ended December 31, 2022, and any updates to those factors as set forth in subsequent Quarterly Reports on Form 10-Q or other public filings with the SEC. The forward-looking information and forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information and/or forward-looking statements that are contained or referenced herein, except in accordance with applicable securities laws.

Non-GAAP Information

The Company defines cash net income as net income (loss) before non-cash financing costs, non-cash stock compensation expense, non-cash stock option expense, non-cash rent amortization expense, accrued taxes, non-cash issuance of common stock for operating expenses, and depreciation. The Company believes that cash net income is useful to investors as a measure of a company’s operating performance, without regard to generally non-recurring items and non-cash activity. The Company seeks to achieve profitable, long-term growth by monitoring and analyzing key operating metrics, including EBITDA. The Company defines EBITDA as net income (loss) before interest, taxes, financing costs, depreciation and amortization, stock compensation expense and stock option expense, and incremental costs associated with its exit from SoBeNY. The Company defines net debt as current and long-term loans payable and short-term financing costs (together, total debt) less cash and cash equivalents. The Company’s management uses these non-GAAP financial metrics and related computations to evaluate and manage the business and to plan and make near and long-term operating and strategic decisions. The management team believes these non-GAAP financial metrics are useful to investors to provide supplemental information in addition to the GAAP financial results. Management reviews the use of its primary key operating metrics from time-to-time. EBITDA, net debt and cash net income are not intended to be a substitute for any GAAP financial measure and as calculated, may not be comparable to similarly titled measures of performance of other companies in other industries or within the same industry. The Company’s management team believes it is useful to provide investors with the same financial information that it uses internally to make comparisons of historical operating results, identify trends in underlying operating results, and evaluate its business. For purposes of the guidance provided herein for the years ended December 31, 2023 and December 31, 2024, however, estimating such GAAP measures with the required precision necessary to provide a meaningful reconciliation could not be accomplished without unreasonable effort. Non-GAAP measures for future periods, which cannot be reconciled to the most comparable GAAP financial measures are calculated in a manner which is consistent with the accounting policies applied in the Company’s consolidated financial statements. A reconciliation of net income (loss) to EBITDA and net income (loss) to cash net income is included in the financial tables included with this press release.

CONTACT

LuxUrban Hotels Inc.	The Equity Group Inc.
Shanoop Kothari	Devin Sullivan, Managing Director
President & Chief Financial Officer	dsullivan@equityny.com
shanoop@luxurbanhotels.com
Conor Rodriguez, Analyst
crodriguez@equityny.com

Condensed Consolidated Statements of Operations

(unaudited)

	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2023	2022	2023	2022
Net Rental Revenue	$31,208,248	$11,575,325	$85,883,521	$30,876,088
Rent Expense	7,802,847	2,786,458	18,068,828	7,371,055
Non-Cash Rent Expense Amortization	1,952,599	(11,471)	6,187,540	1,191,431
Other Expenses	13,640,517	3,911,386	38,273,980	12,054,769
Total Cost of Revenue	23,395,963	6,686,373	62,530,348	20,617,255
Gross Profit	7,812,285	4,888,952	23,353,173	10,258,833

General and Administrative Expenses	1,981,774	4,952,740	9,297,097	6,817,967
Non-Cash Issuance of Common Stock for Operating Expenses	334,081	-	1,847,711	-
Non-Cash Stock Compensation Expense	260,846	151,741	690,842	151,741
Non-Cash Stock Option Expense	146,707	206,545	519,094	206,545
Total Operating Expenses	2,723,408	5,311,026	12,354,744	7,176,253
Income from Operations	5,088,877	(422,074)	10,998,429	3,082,580
Other Income (Expense)
Other Income	31,627	606,090	129,875	1,193,157
Cash Interest and Financing Costs	(2,185,202)	(79,500)	(5,505,708)	(1,239,379)
Non-Cash Financing Costs	-	(4,072,078)	(30,227,289)	(4,072,078)
Total Other Expense	(2,153,575)	(3,545,488)	(35,603,122)	(4,118,300)
Income (Loss) Before Provision for Income Taxes	2,935,302	(3,967,562)	(24,604,693)	(1,035,720)
Provision for Income Taxes	(1,999,498)	(750,000)	15,702	-
Net Income (Loss)	$4,934,800	$(3,217,562)	$(24,620,395)	$(1,035,720)

Basic Earnings (Loss) Per Common Share	$0.11	$(0.13)	$(0.69)	$(0.05)
Diluted Earnings (Loss) Per Common Share	$0.11	(0.13)	(0.69)	(0.05)
Basic Weighted Average Number of Common Shares Outstanding	44,562,243	24,092,231	35,895,801	22,251,412
Diluted Weighted Average Number of Common Shares Outstanding	45,433,166	24,092,231	35,895,801	22,251,412

Condensed Consolidated Balance Sheets

(unaudited)

	September 30,	December 31,
	2023	2022
ASSETS
Current Assets
Cash and Cash Equivalents	$4,798,580	$1,076,402
Treasury Bills	-	2,661,382
Processor Retained Funds	5,929,229	6,734,220
Channel Retained Funds and Receivables from On-Line Travel Agents (“OTAs”)	12,868,602	-
Prepaid Expenses and Other Current Assets	4,420,412	963,300
Security Deposits - Current	112,290	112,290
Total Current Assets	28,129,113	11,547,594
Other Assets
Furniture, Equipment and Leasehold Improvements, Net	1,059,468	197,129
Restricted Cash	1,100,000	1,100,000
Security Deposits - Noncurrent	20,636,169	11,233,385
Prepaid Expenses and Other Noncurrent Assets	908,314	559,838
Operating Lease Right-Of-Use Assets, Net	230,432,166	83,325,075
Total Other Assets	254,136,117	96,415,427
Total Assets	$282,265,230	$107,963,021

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts Payable and Accrued Expenses	$7,677,799	$6,252,491
Rents Received in Advance	3,549,450	2,566,504
Short Term Business Financing	2,312,198	2,003,015
Loans Payable - Current	1,490,734	10,324,519
Operating Lease Liabilities - Current	6,434,704	4,293,085
Development Incentive Advances - Current	81,057	-
Accrued Income Taxes	15,702	-
Total Current Liabilities	21,561,644	25,439,614
Long-Term Liabilities
Loans Payable - Noncurrent	1,409,844	1,689,193
Development Incentive Advances - Noncurrent	1,513,500	-
Security Deposit Letter of Credit	3,500,000	2,500,000
Operating Lease Liabilities - Noncurrent	232,801,915	81,626,338
Total Long-Term Liabilities	239,225,259	85,815,531
Total Liabilities	260,786,903	111,255,145
Commitments and Contingencies
Stockholders’ Equity (Deficit)
Common Stock (shares authorized, issued and outstanding - 36,816,190 and 27,691,918, respectively)	368	276
Additional Paid In Capital	67,117,346	17,726,592
Accumulated Deficit	(45,639,387)	(21,018,992)
Total Stockholders’ Equity (Deficit)	21,478,327	(3,292,124)
Total Liabilities and Stockholders’ Equity (Deficit)	$282,265,230	$107,963,021

Non-GAAP Financial Measures

To supplement the condensed consolidated financial statements, which are prepared in accordance with GAAP, we use EBITDA and cash net income as non-GAAP financial measures. We define EBITDA and cash net income above in the paragraph entitled “Non-GAAP Information.”

The following table provides reconciliation of net income (loss) to EBITDA and cash net income:

	For The Three Months Ended		For The Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net Income (Loss)	$4,934,800	$(3,217,562)	$(24,620,395)	$(1,035,720)
Provision for Income Taxes and Other Taxes	(1,999,498)	(750,000)	15,702	-
Interest and Financing Costs	2,185,202	79,500	5,505,708	1,239,379
Non-Cash Compensation Expense	260,846	151,741	690,842	151,741
Non-Cash Issuance of Common Stock for Operating Expenses	334,081	-	2,003,211	-
Non-Cash Stock Option Expense	146,707	206,545	519,094	206,545
Non-Cash Rent Expense Amortization	1,952,599	(11,471)	6,187,540	1,191,431
Depreciation Expense	27,228	2,464	70,106	5,020
Non-Cash Financing Costs	-	4,072,078	30,227,289	4,072,078
Exit SoBeNY Costs	-	1,835,571	-	1,835,571
Employee and Other Settlements	576,788	-	-	-
EBITDA	$8,418,754	$2,368,866	$20,599,098	$7,666,045

Net Income (Loss)	$4,934,800	$(3,217,562)	$(24,620,395)	$(1,035,720)
Non-Cash Compensation Expense	260,846	-	690,842	-
Non-Cash Issuance of Common Stock for Operating Expenses	334,081	-	2,003,211	-
Non-Cash Stock Option Expense	146,707	-	519,094	-
Non-Cash Rent Expense Amortization	1,952,599	(11,471)	6,187,540	1,191,431
Accrued Taxes	(1,999,498)	-	15,702	-
Depreciation Expense	27,228	2,464	70,106	5,020
Non-Cash Financing Costs	-	4,072,078	30,227,289	4,072,078
Cash Net Income	$5,656,764	$845,509	$15,093,390	$4,232,809